Exhibit 10.2

AMENDMENT TO THE
LIVE OAK BANCHSARES, INC.
NONSTATUTORY STOCK OPTION PLAN

WHEREAS, the Board of Directors of Live Oak Bancshares, Inc. (the “Company”) deems it to be in the best interests of the Company and its stockholders to amend the Company’s Nonstatutory Stock Option Plan (the “Plan”) in order to expand the permitted means of payment for the exercise of stock options issued under the NSO Plan to include payment through (i) a broker-dealer sale and remittance procedure and (ii) a “net exercise”.

NOW, THEREFORE, the Plan shall be amended as follows.

1.Section 7 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“7.Payment of Option Price. Subject to the applicable laws, payment for shares subject to an Option may be made (a) in cash, (b) in issued and outstanding shares of Common Stock, (c) through a broker-dealer sale and remittance procedure pursuant to which the optionee (i) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased shares and (ii) shall provide written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the shares are uncertificated) for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or (d) through a “net exercise” such that, without the payment of any funds, the optionee may exercise the Option and receive the net number of shares equal to (i) the number of shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the fair market value per share on such date less the Option Price, and the denominator of which is such fair market value per share on such date.”

2.Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved, as amended to date.